      As filed with the Securities and Exchange Commission on March 19, 1998
                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          EXODUS COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                                          77-0403076
   --------------                                    ------------------
(State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                    Identification No.)

                           2650 SAN TOMAS EXPRESSWAY
                             SANTA CLARA, CA  95051
                                 (408) 346-2200
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                             1995 STOCK OPTION PLAN
                           1997 EQUITY INCENTIVE PLAN
                           1998 EQUITY INCENTIVE PLAN
                        1998 DIRECTORS STOCK OPTION PLAN
                       1998 EMPLOYEE STOCK PURCHASE PLAN

                           (Full Title of the Plans)

                              K. B. CHANDRASEKHAR
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                          EXODUS COMMUNICATIONS, INC.
                           2650 SAN TOMAS EXPRESSWAY
                             SANTA CLARA, CA  95051
                                 (408) 346-2200
           (Name, Address and Telephone Number of Agent For Service)


                                   COPIES TO:

                             Robert A. Freedman, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, CA  94306

                        CALCULATION OF REGISTRATION FEE



                                           AMOUNT           PROPOSED MAXIMUM         PROPOSED MAXIMUM          AMOUNT OF
                                            TO BE          OFFERING PRICE PER       AGGREGATE OFFERING       REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED               SHARE                    PRICE                  FEE
---------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.001 par value            2,572,226 (1)               $15.00 (2)          $38,583,390 (2)   $ 11,383

Common Stock, $0.001 par value            3,136,480 (3)               $ 4.85 (4)          $15,211,928       $  4,488
---------------------------------------------------------------------------------------------------------------------------

(1) Shares available for grant as of March 18, 1998 under the 1998 Equity Incentive Plan and 1998 Directors Stock Option Plan and available for issuance under the 1998 Employee Stock Purchase Plan.

(2) Estimated as of March 18, 1998 pursuant to Rule 457(a) solely for the purpose of calculating the registration fee.

(3) Shares subject to outstanding options as of March 18, 1998 under the 1995 Stock Option Plan and the 1997 Equity Incentive Plan and pursuant to non-plan option grants.

(4) Weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1).

                          EXODUS COMMUNICATIONS, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
------   ---------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's prospectus filed March 19, 1998 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements of the Registrant as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997.

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 12, 1998 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
-------  -------------------------

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
------   --------------------------------------

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.
------   ---------------------------------------------------------------------

         As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law; (iii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant is required to advance expenses, as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision-making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in, or not opposed to, the best interests of the corporation); (iv) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers and employees and agents; (v) the Registrant may not retroactively amend the Bylaw provisions relating to indemnity; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful if his or her action is based on the records or books of account of the corporation or on information supplied to him or her by officers of the corporation in the course of their duties or on the advice of legal counsel for the corporation or on information or records given or reports made to the corporation by independent certified public accountants or appraisers or other experts.

  The Registrant's policy is to enter into indemnification agreements with each of its directors and executive officers. The indemnification agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated or brought voluntarily by the indemnified party and not by way of defense, except with respect to a proceeding to establish or enforce a right to indemnify under the indemnification agreements or any other agreement or insurance policy or under the Registrant's Certificate of Incorporation or Bylaws now or hereafter in effect relating to indemnification, or authorized by the Board of Directors or as otherwise required under Delaware statute or law, regardless of whether the indemnified party is ultimately determined to be entitled to such indemnification, (ii) for expenses and the payment of profits arising from the purchase and sale by the indemnified party of securities in violation of Section 16(b) of the Securities Exchange Act of 1934 or any similar successor statute or (iii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

  The indemnification agreement also provides for contribution in certain situations in which the Registrant and a director or executive officer are jointly liable but indemnification is unavailable, such contribution to be based on the relative benefits received and the relative fault of the Registrant and the director or executive officer. No contribution is allowed to a person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) from any person who was not found guilty of such fraudulent misrepresentation.

  The indemnification agreement requires a director or executive officer to reimburse the Registrant for all expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, the indemnification agreement or otherwise, to be indemnified for such expenses. The form of indemnification agreement provides that it is not exclusive of any rights a director or executive officer may have under the Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, Delaware law or otherwise.

  The indemnification provision in the Bylaws, and the form of indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

  As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board, expects to purchase director and officer liability insurance.

  In addition, Mr. Mocarski is indemnified in certain circumstances by Fleet Financial Group, Inc.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
------   -----------------------------------

         Not applicable.

ITEM 8.  EXHIBITS.
------   --------

         4.01 Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-1, Registration No. 333-44469 originally filed with the Commission on February 24, 1998, as subsequently amended (the "Form S-1")).

         4.02 Form of Registrant's Amended and Restated Certificate of Incorporation to be filed immediately following the closing of Registrant's initial public offering (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

         4.03 Registrant's Bylaws (incorporated herein by reference to Exhibit
              3.06 of the Form S-1).

         4.04 Registrant's 1995 Stock Option Plan and related forms of agreements (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

         4.05 Registrant's 1997 Equity Incentive Plan and related forms of agreements (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

         4.06 Registrant's 1998 Equity Incentive Plan and related forms of agreements (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

         4.07 Registrant's 1998 Directors Stock Option Plan and related forms of agreements (incorporated herein by reference to Exhibit 10.06 of the Form S-1).

         4.08 Registrant's 1998 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.07 of the Form S-1).

         4.09 Nonqualified Stock Option Agreements between Registrant and K.B. Chandrasekhar dated January 27, 1998. (incorporated herein by reference to Exhibit 10.24 of the Form S-1).

         4.10 Nonqualified Stock Option Agreement between Registrant and Ellen M. Hancock dated March 10, 1998. (incorporated herein by reference to Exhibit 10.25 of the Form S-1).

         5.01 Opinion of Fenwick & West LLP.

        23.01 Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02 Consent of KPMG Peat Marwick LLP, independent accountants.

        24.01 Power of Attorney (see page II-5).


ITEM 9.  UNDERTAKINGS.
------   ------------

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             Provided, however, that paragraphs (1)(i) and (1)(ii) above do not
             --------  -------
apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
----

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 19th day of March, 1998.

                                     EXODUS COMMUNICATIONS, INC.

                                     By: /s/ K.B. Chandrasekhar
                                        ------------------------------------
                                         K.B. Chandrasekhar
                                         Chief Executive Officer and
                                         Chairman of the Board of Directors

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints K.B. Chandrasekhar and Richard S. Stoltz, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                             TITLE                      DATE
---------------------------------  ----------------------------------  --------------
PRINCIPAL EXECUTIVE OFFICER:

/s/ K.B. Chandrasekhar
---------------------------------  Chief Executive Officer and         March 19, 1998
K.B. Chandrasekhar                 Chairman of the Board of Directors
PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

/s/ Richard S. Stolz
---------------------------------  Chief Financial Officer and         March 19, 1998
Richard S. Stoltz                  Chief Operating Officer
ADDITIONAL DIRECTORS:

/s/ Kanwal S. Rekhi
---------------------------------  Director                            March 19, 1998
Kanwal S. Rekhi

---------------------------------  Director
Peter A. Howley

/s/ Thadeus Mocarski
---------------------------------  Director                    March 19, 1998
Thadeus Mocarski

/s/ John R. Dougery
---------------------------------  Director                    March 19, 1998
John R. Dougery

/s/ Mark Dubovoy
---------------------------------  Director                    March 19, 1998
Mark Dubovoy

/s/ Frederick W.W. Bolander
---------------------------------  Director                    March 18, 1998
Frederick W.W. Bolander


---------------------------------  Director
Max D. Hopper

/s/ Daniel S. Lynch
---------------------------------  Director                    March 17, 1998
Daniel C. Lynch

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.               Description
----------                -----------


 4.01 Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.02 of the Registrant's Registration Statement on Form S-1, Registration No. 333-44469 originally filed with the Commission on February 24, 1998, as subsequently amended (the "Form S-1")).

 4.02 Form of Registrant's Amended and Restated Certificate of Incorporation to be filed immediately following the closing of Registrant's initial public offering (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

 4.03         Registrant's Bylaws (incorporated herein by reference to Exhibit
              3.06 of the Form S-1).

 4.04 Registrant's 1995 Stock Option Plan and related forms of agreements (incorporated herein by reference to Exhibit 10.02 of the Form S-1).

 4.05 Registrant's 1997 Equity Incentive Plan and related forms of agreements (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

 4.06 Registrant's 1998 Equity Incentive Plan and related forms of agreements (incorporated herein by reference to Exhibit 10.05 of the Form S-1).

 4.07 Registrant's 1998 Directors Stock Option Plan and related forms of agreements (incorporated herein by reference to Exhibit 10.06 of the Form S-1).

 4.08 Registrant's 1998 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.07 of the Form S-1).

 4.09         Nonqualified Stock Option Agreements between Registrant and K.B.
              Chandrasekhar dated January 27, 1998. (incorporated herein by reference to Exhibit 10.24 of the Form S-1).

 4.10 Nonqualified Stock Option Agreement between Registrant and Ellen M. Hancock dated March 10, 1998. (incorporated herein by reference to Exhibit 10.25 of the Form S-1).

 5.01         Opinion of Fenwick & West LLP.

23.01         Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02         Consent of KPMG Peat Marwick LLP, independent accountants.

24.01         Power of Attorney (see page II-5).